UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 11, 2009

Willis Group Holdings Limited
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-16503	98-0352587
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, England and Wales		EC3M 7DQ
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(011) 44-20-3124-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 11, 2009 (the "Settlement Date"), Willis Limited, a subsidiary of Willis Group Holdings Limited ("WGHL"), entered into a settlement agreement with certain wholly owned subsidiaries of CNA Financial Corporation, including Continental Casualty Company ("CCC"). The settlement agreement relates to a previously disclosed action commenced in January 2008 in the English Commercial Court against Willis Limited in connection with the placement of personal accident reinsurance in London and elsewhere. Pursuant to the settlement agreement, Willis Limited has agreed to pay a total of $130 million to CCC in two installments. The first installment of $60 million will be paid on or before October 12, 2009 and the second installment of $70 million will be paid on or before December 23, 2009. Each party has also released and waived all claims it may have against any of the other parties arising out of or in connection with the subject-matter of the litigation. The settlement includes no admission of wrongdoing by any party. WGHL believes the $130 million required to fund the settlement agreement will be covered by errors and omissions insurance.

In the second quarter of 2009, WGHL recorded a reserve of $125 million and a related insurance recoverable of $125 million in connection with the claim. The additional $5 million required reserve and corresponding insurance recoverable will be reflected in WGHL's financial results for the fiscal quarter ended September 30, 2009.

All statements other than statements of historical facts included in this document are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbors created by those laws. WGHL is also making forward-looking statements when it uses words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "probably" or similar expressions. These forward-looking statements speak only as of the date made and WGHL will not update them unless the securities laws require it to do so. In light of the significant uncertainties inherent in forward-looking statements, the inclusion of this information is not a representation or guarantee by WGHL that its objectives and plans will be achieved. For a list of certain factors that could affect the achievement of these objectives, see the section entitled "Risk Factors" included in WGHL's Form 10-K for the year ended December 31, 2008 and its other filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Willis Group Holdings Limited

September 14, 2009	By:	/s/ Adam G. Ciongoli

Name: Adam G. Ciongoli
Title: Group General Counsel